UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 3, 2005

Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

20200 Sunburst Street, Chatsworth, California		91311
(Address of principal executive offices)		(Zip Code)

(818) 734-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

On May 3, 2005, North American Scientific, Inc. (the “Company”) entered into a separation agreement and release of all claims with John M. Manzetti (the “Agreement”).  (As previously reported on a Form 8-K filed on May 3, 2005, it was determined on April 27, 2005, that Mr. Manzetti, President of the Company’s wholly-owned subsidiary, NOMOS Corporation, and the Company’s NOMOS Radiation Oncology Division, would cease to serve as an officer and employee of the Company effective May 5, 2005.)  The Agreement provides among other things, that Mr. Manzetti will receive a severance and separation payment of $450,000.  Mr. Manzetti’s severance and separation payment will be paid in substantially equal installments in accordance with the Company’s normal payroll procedures over a twelve (12) month period.  The Agreement also states that Mr. Manzetti will be entitled to purchase continuation coverage under the Company’s health plan pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act for himself and his dependents, if such dependents were previously covered by the plan.  The Agreement also provides that the Company will indemnify Mr. Manzetti to the extent permitted by applicable law and the Company’s By-laws, with respect to any actual or potential claims by any individual or entity arising out or resulting from actions taken by Mr. Manzetti in connection with his employment with the Company which were either specifically authorized by any officer or director of the Company or which were properly within the course and scope of Mr. Manzetti’s authority with the Company.  The Agreement further provides that each of Mr. Manzetti and the Company will release each other of any claims arising from any events occurring prior to the execution of the Agreement, subject to certain limitations.  In addition, the Agreement includes a mutual nondisparagement provision and provides that Mr. Manzetti for a period of 12 months after May 5, 2005, will not directly or indirectly solicit any employees of the Company or its affiliates as of May 5, 2005, without the written consent of the Company.  Notwithstanding the foregoing, the Agreement provides that Mr. Manzetti has seven days after May 3, 2005, to revoke the Agreement.  If Mr. Manzetti does not elect to revoke the Agreement during such seven day period, then the Agreement will become effective on the first day following the expiration of such seven day period.

Item 1.02.              Termination of a Material Definitive Agreement.

On May 5, 2005, in connection with Mr. Manzetti’s departure as President of the Company’s wholly-owned subsidiary, NOMOS Corporation, and the Company’s NOMOS Radiation Oncology Division, the Company’s employment agreement with Mr. Manzetti terminated.

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           On May 4, 2005, Mr. Manzetti submitted his resignation from the Board of Directors of the Company, effective May 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: May 6, 2005	By:	/s/ L. Michael Cutrer
		Name:	L. Michael Cutrer
		Title:	President and
Chief Executive Officer
(Principal Executive Officer)